UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 1, 2024

Algorhythm Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6301 NW 5th Way, Suite 2900
Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 596-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On November 1, 2024, Algorhythm Holdings, Inc. (the “Company”) entered into a Stock Repurchase Agreement (the “Repurchase Agreement”) with Regalia Ventures LLC, a Delaware limited liability company (the “Seller”), pursuant to which the Company agreed to repurchase from the Seller an aggregate of 1,098,901 issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”).

The shares of common stock to be repurchased were originally issued to the Seller on November 21, 2023, pursuant to a certain stock purchase agreement, dated November 20, 2023.

As consideration for the transaction contemplated by the Repurchase Agreement (the “Stock Repurchase”), at the closing, the Company has agreed to repurchase from the Seller, and the Seller has agreed to sell, assign and transfer to the Company, all of the Seller’s right, title and interest in and to the Shares, at a price per Share equal to the higher of: (1) the closing price of the common stock on the last trading day immediately preceding the date of the Repurchase Agreement; or (2) the highest volume weighted average price (VWAP) of the common stock during a pricing period of ten (10) consecutive trading days prior to the date of the Repurchase Agreement per share (the “Purchase Price”), and the Company shall issue to the Seller a promissory note in the principal amount equal to the Purchase Price, substantially in the form attached to the Repurchase Agreement as Exhibit A (the “Note”), and subject to terms and conditions therein.

The obligations of each of the Company and the Seller to consummate the closing are conditioned upon the (i) issuance by the Company to the Seller the Note evidencing the Purchase Price and (ii) the Seller’s delivery to the Company of executed stock power with a medallion signature guarantee.

The Repurchase Agreement contains customary representations and warranties. The closing is expected to occur upon satisfaction of the conditions described above, after which the shares of common stock will be cancelled and retired. The Stock Repurchase was unanimously approved by the Board of Directors of the Company.

Regalia Ventures LLC, is an entity wholly owned by Jay Foreman, one of the Company’s directors.

The foregoing summary of the Repurchase Agreement is qualified in its entirety by the full text of the Repurchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Repurchase Agreement dated November 1, 2024
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2024	Algorhythm Holdings, Inc.

	By:	/s/ Gary Atkinson
	Name:	Gary Atkinson
	Title:	Chief Executive Officer